UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 23, 2012

Universal Technical Institute, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16220 North Scottsdale Road, Suite 100, Scottsdale, Arizona		85254
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	623-445-9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Today, Universal Technical Institute, Inc. (the "Company") issued a press release announcing that the United States Department of Justice has notified the Company that it is the subject of a preliminary investigation (the "DOJ Preliminary Investigation") concerning Federal False Claims Act (31 U.S.C. § 3729 et seq.) claims. The Company understands that a former employee alleged UTI’s compensation of its enrollment counselors violated the "incentive compensation ban" of Title IV of the Higher Education Act, amongst other potential violations allegedly occurring over a number of years. The Company intends to fully cooperate with the DOJ Preliminary Investigation. There are no requests for production of documents to date. Pursuant to applicable law and the United States’ request, UTI cannot make further disclosures concerning this matter.

The same former employee who made allegations subject to the aforementioned DOJ Preliminary Investigation also filed a complaint with the Occupational Safety and Health Administration of the U.S. Department of Labor ("DOL") alleging retaliatory employment practices in violation of the whistleblower provisions of the Sarbanes-Oxley Act of 2002. The Company received a request from the DOL in May 2012 to furnish documents and other information in response to this complaint. The Company believes that the former employee was properly terminated based upon failure of performance and not for any illegal or retaliatory reason, and it intends to vigorously defend the claims asserted. The Company has timely provided the information requested by the government and will continue to cooperate fully with the DOL.

The full text of this press release is included in Exhibit 99.1 in this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Section 9 – Financial Statements and Exhibits

(d) Exhibits.

Exhibit No. Description

99.1 Press Release of Universal Technical Institute, Inc., dated July 23, 2012.

Forward Looking Statements

All statements contained in this Form 8-K and the related press release, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management’s current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company’s actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company’s public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this 8-K and press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

The information in this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Technical Institute, Inc.

July 23, 2012	By:	Chad A. Freed

Name: Chad A. Freed
Title: General Counsel, Senior Vice President of Business Development

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Universal Technical Institute, Inc., dated July 23, 2012.